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                                                                    Exhibit 99.2

                              AFFILIATE AGREEMENT

     This Affiliate Agreement ("Affiliate Agreement") is being executed and delivered as of _______________ by _________________ ("Affiliate") and Chordiant Software, Inc., a Delaware corporation ("Parent").

                                   Recitals

     A. Affiliate is a stockholder of, and/or is an officer and/or director of, Prime Response, Inc., a Delaware corporation (the "Company").

     B. Parent, Puccini Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, have entered into an Agreement and Plan of Merger and Reorganization, dated as of January ____, 2001 (the "Reorganization Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger (which is subject to the conditions set forth in the Reorganization Agreement) (i) holders of shares of the common stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of common stock of the Company and (ii) the Company will become a wholly owned subsidiary of Parent.

     C. Affiliate understands that the Parent Common Stock that would be issued in the Merger would be issued pursuant to a registration statement on Form S-4, and that Affiliate may be deemed an "affiliate" of Parent as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") and, as such, Affiliate may only transfer, sell or dispose of such Parent Common Stock in accordance with this Affiliate Agreement and Rule 145.

                                   Agreement

     Affiliate, intending to be legally bound, agrees as follows:

     1. Representations and Warranties of Affiliate. Affiliate represents and warrants to Parent as follows:

          (a) Affiliate is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of: (i) the number of outstanding shares of common stock of the Company (the "Company Shares"), (ii) the number of shares issuable upon exercise of options to purchase shares of Company common stock (the "Company Options") and/or (iii) the number of shares issuable upon exercise of warrants to purchase shares of Company common stock (the "Company Warrants"); each as set forth beneath Affiliate's signature on the signature page hereof (the Company Shares, the Company Options and the Company Warrants are hereinafter referred to as the "Company Securities"), and Affiliate has good and valid title to the Company Securities, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. Affiliate has the sole right to vote and to dispose of the Company Securities.

                                       1.
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          (b)  Affiliate does not own any options, warrants, convertible securities or other rights to purchase shares of common stock of the Company or any other securities of the Company, other than the Company Securities.

          (c) Affiliate has carefully read this Affiliate Agreement and, to the extent Affiliate felt necessary, has discussed with counsel the limitations imposed on Affiliate's ability to hold, sell, transfer or otherwise dispose of the Company Securities or the shares of Parent Common Stock that Affiliate is to receive pursuant to the Reorganization Agreement (the "Parent Shares") and any options and/or warrants to purchase shares of Parent Common Stock that Affiliate is to receive in connection with the Merger with respect to any Company Options or Company Warrants the Affiliate may own. Affiliate fully understands the limitations this Affiliate Agreement places upon Affiliate's ability to hold, sell, transfer or otherwise dispose of securities of the Company and securities of Parent.

          (d) Affiliate understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent.

     2.   Prohibitions Against Transfer.

          (a) Affiliate agrees that, during the period from the date hereof through the date on which financial results covering at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent, which shall occur as soon as practicable (the "End Date"):

               (i) Affiliate shall not sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, (A) any capital stock of the Company (including, without limitation, the Company Securities and any additional shares of capital stock of the Company acquired by Affiliate, whether upon exercise of a stock option, warrant or conversion of securities or otherwise), except pursuant to and upon consummation of the Merger, or (B) any option, warrant, convertible securities or other right to purchase any shares of capital stock of the Company, except pursuant to and upon consummation of the Merger; and

               (ii) Affiliate shall not sell, transfer or otherwise dispose of, or permit to be sold, transferred or otherwise disposed of, or reduce Affiliate's interest in or risk relating to, (A) any shares of capital stock of Parent (including, without limitation, the Parent Shares and any additional shares of capital stock of Parent acquired by Affiliate, whether upon exercise of a stock option, warrant or conversion of securities or otherwise) (the "Affiliate's Parent Common Stock"), or (B) any option, warrant, convertible securities or other right to purchase any shares of capital stock of Parent.

          (b) Affiliate agrees that Affiliate shall not effect any sale, transfer or other disposition of any shares of the Affiliate's Parent Common Stock unless:

                                       2.
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               (i)   such sale, transfer or other disposition is effected
     pursuant to an effective registration statement under the Securities Act;

               (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act;

               (iii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act; or

               (iv) an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     3.   Stop Transfer Instructions; Legend.

          Affiliate acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and
(b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF JANUARY ____, 2001, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

     4. Independence of Obligations. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     5. Specific Performance. Affiliate agrees that in the event of any breach or threatened breach by Affiliate of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the

                                       3.
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observance and performance of such covenant, obligation or other provision; and
(b) an injunction restraining such breach or threatened breach. Affiliate further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and Affiliate irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     6. Other Agreements. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, or any of the rights or remedies of Parent or any of the obligations of Affiliate under any agreement between Affiliate and Parent or any certificate or instrument executed by Affiliate in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Affiliate under this Affiliate Agreement.

     7. Notices. Any notice or other communication required or permitted to be delivered to Affiliate or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

          if to Parent:

               Chordiant Software, Inc.
               20400 Stevens Creek Blvd., Suite 400
               Cupertino, CA 95014-2217
               Facsimile No. (408) 517-0270

               Attn: Chief Executive Officer

          if to Affiliate:

               ______________________________
               ______________________________
               ______________________________
               Attn: ________________________
               Fax: (___) _____ - _______


     8. Severability. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or

                                       4.
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enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

     9.   Applicable Law; Jurisdiction.   THIS AFFILIATE AGREEMENT IS MADE
UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Affiliate Agreement or otherwise, (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commended in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with Section 8.

     10. Waiver; Termination. No failure on the part of Parent or Affiliate to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent or Affiliate in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor Affiliate shall be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent or Affiliate, as the case may be; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Reorganization Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

     11. Headings. The headings contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

     12. Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

     13. Entire Agreement. This Affiliate Agreement, the Reorganization Agreement and any Voting Agreement between Affiliate and Parent collectively set forth the entire understanding of Parent and Affiliate relating to the subject matter hereof and thereof and

                                       5.
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supersede all other prior agreements and understandings between Parent and
Affiliate relating to the subject matter hereof and thereof.

     14. Non-Exclusivity. The rights and remedies of Parent and Affiliate hereunder are not exclusive of or limited by any other rights or remedies which Parent and Affiliate may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

     15. Amendments. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

     16. Assignment. This Affiliate Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

     17. Binding Nature. Subject to Section 16, this Affiliate Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns.

     18. Survival. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       6.
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     This Affiliate Agreement has been executed as of the date first written above.

                                        Affiliate:


                                        _____________________________________
                                        Name:


Number of Outstanding shares of
Common Stock of the Company
Held by Affiliate:

_______________________________


Number of Company Options
Held by Affiliate:

_______________________________


Number of Company Warrants
Held by Affiliate:

_______________________________



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                              Chordiant Software, Inc.

                              By:    _______________________
                              Title: _______________________

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